UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2011

GOVERNMENT PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634

(Address of Principal Executive Offices) (Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A, or Amendment No. 1, is being filed as an amendment to the Current Report on Form 8-K filed by Government Properties Income Trust with the United States Securities and Exchange Commission on May 18, 2011, or the Original Report.  The sole purpose of this Amendment No. 1 is to disclose our decision as to how frequently we will include in our proxy materials a nonbinding, advisory shareholder vote on the compensation we pay to our named executive officers.  No other changes have been made to the Original Report.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At our 2011 annual meeting of shareholders held on May 17, 2011, our shareholders voted on a proposal to approve, on a nonbinding, advisory basis, the frequency with which shareholders wish to have a nonbinding, advisory vote on the compensation paid to our named executive officers.  As previously reported in the Original Report, a plurality of votes cast were in favor of holding this vote once every three years.  Our Board of Trustees has subsequently determined that we will hold a nonbinding, advisory vote on the compensation paid to our named executive officers once every three years.  Our Board of Trustees may, in its discretion, determine to change the frequency with which we will hold this vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

By:	/s/ Mark L. Kleifges
Name: Mark L. Kleifges
Title: Treasurer and Chief Financial Officer

Dated:  August 12, 2011